Exhibit 4(a)

                                   [FORM OF NOTE]

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANS-FERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (II) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR (III) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHO-RIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            INTERNATIONAL PAPER COMPANY

          R-                                                 $
                                                        CUSIP

               International Paper Company, a corporation duly organized and existing under the laws of New York (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value re-
          ceived, hereby promises to pay to            or registered
          assigns, the principal sum of                       ($      )
          on June 1, 2001 and to pay interest thereon from June 5, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually in arrears on June 1 and December 1 in each year, commencing December 1, 1996, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Inden-ture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
          Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Securi-ty will be made at the office or agency of the Company main-tained for that purpose in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provi-sions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signa-ture of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:

          [Seal]                    INTERNATIONAL PAPER COMPANY

          Attest:

          ____________________      By: _______________________

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK, N.A.,
                                      as Trustee

                                    By:_________________________
                                       Authorized Signatory



                                REVERSE OF SECURITY

               This Security is one of a duly authorized issue of securi-ties of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture relating to Senior Debt Securities, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respec-tive rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggre-gate principal amount to $250,000,000.

               The Securities of this series are not subject to redemp-tion at any time, as a whole or in part, at the election of the Company.

               Subject to and upon compliance with the provisions of the Indenture (unless previously redeemed), this Security, if submitted for redemption, is subject to redemption, at the option of the Holder, upon any Change in Control of the Company (as defined in the Indenture) unless the Continuing Directors (as defined in the Indenture) shall have approved such Change in Control on or before the day which is ten days after such Change in Control (whether or not such call occurs before or after such Change in Control). The Holder's option so to redeem is exercisable on or before the end of the Exercise Period specified in the notice of the Company relating to such Change in Control at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date. For this Security to be submitted for such redemption, the Company must receive at the office of one of the Paying Agents, prior to the close of business on the last day of such Exercise Period, this Security accompanied by written notice to the Company (which shall be substantially in the form of the form of notice hereon) that the Holder hereof instructs the Company to redeem this Security. Such notice duly received shall be irrevocable.

               Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

               In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               The Indenture contains provisions for defeasance of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compli-ance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their conse-quences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Out-standing Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to insti-tute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satis-factory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only in regis-tered form, without coupons, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

               TEN COM - as tenants in common
               TEN ENT - as tenants by the entireties
               JT TEN - as joint tenants with right of survivorship and not as tenants in common
               UNIF GIFT MIN ACT -        Custodian
                                   (Cust)           (Minor)
                                   under Uniform Gifts to Minors
                                   Act __________________________
                                        (State)

          Additional abbreviations may also be used though not in the above list.

                                  ________________

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE:


          (NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE,
           MUST BE PRINTED OR TYPEWRITTEN)


          the within Security, and all rights thereunder, hereby irrevo-cably constituting and appointing

                                                                   ,
          attorney
          to transfer said Security on the books of the Company, with full power of substitution in the premises.

               Dated:

          Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.


                  FORM OF NOTICE OF REDEMPTION AT HOLDER'S OPTION

          To:  INTERNATIONAL PAPER COMPANY

               The undersigned Holder of this Security hereby irrevocably instructs the Company to redeem this Security in accordance with the terms of the Indenture referred to in this Security.

               The instruction being given in exercise of the Holder's option to require redemption of this Security to the extent provided in such Indenture upon a Change in Control of the Company.

          Dated:________________

                                    ______________________________
                                             Signature

                                    If only a portion of this Security
                                    is submitted for redemption, please
                                    indicate:

                                    1.   Principal Amount submitted for
                                         redemption:
                                         U.S.$_________________

                                    2.   Amount and denomination of Reg-
                                         istered Securities representing
                                         principal amount of this Secu-
                                         rity not submitted for redemp-
                                         tion to be issued:

                                         Amount:  U.S.$____________

                                         Denominations:

                                         U.S.$_____________________
                                         (U.S.$5,000 or an integral mul-
                                         tiple thereof)

          Note: Exercise of the option to require redemption is irrevocable.